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                                                                   Exhibit 99(c)

PLEASE MARK VOTES               REVOCABLE PROXY
[X] AS IN THIS EXAMPLE          NCRIC GROUP, INC.

                           FOR THE SPECIAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JULY __, 2005

                       SOLICITED ON BEHALF OF THE BOARD OF
                         DIRECTORS OF NCRIC GROUP, INC.

The undersigned stockholder of NCRIC Group, Inc. ("NCRIC"), hereby appoints the Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to cast such votes as the undersigned may be entitled to vote at the special meeting of stockholders of NCRIC to be held at _______________________, at ___ __.m., Washington, D.C.
Time, on July ___, 2005, and at any and all adjournments thereof. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

1. To approve and adopt the Agreement                      FOR   AGAINST ABSTAIN
and Plan of Merger dated February 28, 2005                 [ ]     [ ]     [ ]
(the "Merger Agreement"), by and among
NCRIC, ProAssurance Corporation
("ProAssurance") and NCP Merger Corporation, a wholly owned subsidiary of ProAssurance ("NCP"), and the related merger of NCRIC with and into NCP.

2. To approve a proposal to adjourn the special            FOR   AGAINST ABSTAIN
   meeting to permit further solicitation of               [ ]     [ ]     [ ]
   proxies in the event that an insufficient number of shares is present in person or by proxy to approve the Merger Agreement.

3. To vote upon such other matters as may properly come before the special meeting or any adjournment thereof.

   NOTE: The Board of Directors is not aware of any other matter that may come before the special meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE LISTED PROPOSITIONS.

   Please be sure to sign and date this Proxy                  Date
                in the box below.
   ------------------------------------------      -----------------------------

             Stockholder sign above                Co-holder (if any) sign above
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  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -
                                NCRIC GROUP, INC.

IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Corporate Secretary of NCRIC Group, Inc., at said special meeting of the stockholder's decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

Please sign exactly as your name appears on this card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

              PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD
                 PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

   IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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